                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ProLogis Trust
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.
        -----------------------------------------------------------------------

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                [PROLOGIS LOGO]

                                 PROLOGIS TRUST
                             14100 EAST 35TH PLACE
                             AURORA, COLORADO 80011

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2000

TO THE SHAREHOLDERS:

     The 2000 annual meeting of shareholders of ProLogis Trust ("ProLogis") will be held on Thursday, May 18, 2000, at the Denver headquarters, 14100 E. 35th Place, Aurora, Colorado at 10:30 a.m. (Mountain Time) for the following purposes:

        1. To elect three Class I Trustees to serve until the annual meeting of shareholders in 2003, and until their successors are duly elected and qualify;

        2. To approve an amendment to the 1997 Long-Term Incentive Plan; and

        3. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

     Further information regarding the business to be transacted at the meeting is given in the accompanying Proxy Statement.

     Shareholders of record at the close of business on April 4, 2000, are entitled to notice of, and to vote at, the meeting.

     Please help ProLogis by promptly marking, dating, signing and returning the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

                                            Edward S. Nekritz
                                            Secretary

April 11, 2000

    YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR
                         PROXY IN THE ENCLOSED ENVELOPE

                                 PROLOGIS TRUST

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 18, 2000
                             ---------------------

                              GENERAL INFORMATION

     This proxy statement is being sent on April 11, 2000, to solicit proxies on behalf of the Board of Trustees (the "Board") of ProLogis Trust ("ProLogis") to be voted at the 2000 annual meeting of shareholders to be held on Thursday, May 18, 2000, and to provide information concerning the use of the proxy and the business to be transacted at the annual meeting. If a shareholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the shares represented by the proxy in accordance with the shareholder's specifications. If the shareholder returns an executed proxy without specifying choices, the proxy holders will vote the common shares of beneficial interest, $.01 par value per share (the "Common Shares"), in accordance with the recommendations of the Board.

     If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket which is attached to your proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Edward S. Nekritz, Secretary, ProLogis Trust, 14100 East 35th Place, Aurora, Colorado 80011. Record owners and beneficial owners (including the holders of valid proxies therefrom) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

     Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of ProLogis, by delivering to the Secretary of ProLogis a duly executed proxy bearing a later date, or by attending and voting in person at the meeting.

     The cost of soliciting proxies will be borne by ProLogis. ProLogis has enlisted Georgeson Shareholder Communications Inc. to act as its solicitation agent for a fee of $6,500 plus expenses. In addition to solicitation by mail, proxies may be solicited personally, or by telephone or facsimile transmission, by agents of ProLogis or, without additional compensation for such services, by officers or employees of ProLogis. ProLogis will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties to forward the solicitation material to the beneficial owners of Common Shares held of record by such persons, and ProLogis will, upon request of such record holders, reimburse forwarding charges and expenses.

                      SHARES OUTSTANDING AND VOTE REQUIRED

     At the close of business on April 4, 2000, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, approximately 162,252,451 Common Shares, were outstanding. Each whole Common Share outstanding represents one vote, and each fractional Common Share represents its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee and to approve the amendment to the 1997 Long-Term Incentive Plan ("1997 LTIP"). Abstentions and broker non-votes will be counted as Common Shares represented at the meeting for purposes of determining a quorum. Abstentions and broker non-votes will have no effect with respect to the election of Trustees or the approval of the amendment to the 1997 LTIP.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding ownership of Common Shares as of April 4, 2000, by (i) each person known to ProLogis to have been the beneficial owner of more than five percent of the outstanding Common Shares on such date, (ii) each Trustee, (iii) the Chairman, the President and the four other most highly compensated officers for 1999 (the "Named Executive Officers") and (iv) all Trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes that, for the purpose of calculating the number and percent of Common Shares beneficially owned by a person, (i) all Series B cumulative convertible redeemable preferred shares of beneficial interest, par value $.01 per share, of ProLogis ("Series B Preferred Shares") and limited partnership interests in ProLogis Limited Partnership -- I, ProLogis Limited Partnership -- III and ProLogis Limited Partnership -- IV owned by such person (but not any other such securities held by others) have been converted into or exchanged for Common Shares and (ii) all options or other convertible securities held by that person which are exercisable within 60 days have been exercised, but that no options or convertible securities held by other persons have been exercised, converted or exchanged. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this Proxy Statement.

                                                                  NUMBER OF
                                                                COMMON SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON SHARES
------------------------------------                          ------------------   -------------
Security Capital Group Incorporated.........................      49,903,814(1)        31.0%
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
K. Dane Brooksher...........................................         259,796(2)           *
  14100 East 35th Place
  Aurora, Colorado 80011
Stephen L. Feinberg.........................................         193,938(3)(4)        *
  4855 North Mesa, Suite 120
  El Paso, Texas 79912
Donald P. Jacobs............................................           8,495(3)           *
  J.L. Kellogg Graduate School of Management
  Northwestern University
  2001 Sheridan Road
  Evanston, Illinois 60208-2003
Irving F. Lyons, III........................................         584,628(5)           *
  47775 Fremont Boulevard
  Fremont, California 94538
John S. Moody...............................................          36,094(6)           *
  Cornerstone Properties, Inc.
  Tower 56, 126 East 56th Street
  New York, New York 10022
William G. Myers............................................         166,733(3)(7)        *
  1114 State Street, Suite 232
  Santa Barbara, California 93101
Walter C. Rakowich..........................................          92,078(8)           *
  14100 East 35th Place
  Aurora, Colorado 80011
John E. Robson..............................................          28,243(3)(9)        *
  Robertson Stephens
  555 California Street, 26th Floor
  San Francisco, California 94104

                                                                  NUMBER OF
                                                                COMMON SHARES       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED   COMMON SHARES
------------------------------------                          ------------------   -------------
Jeffrey H. Schwartz.........................................         186,702(10)          *
  Capronilaan 25-27
  1119 NP Schiphol -- Rijk
  Amsterdam, The Netherlands
John W. Seiple, Jr. ........................................          98,309(11)          *
  14100 East 35th Place
  Aurora, Colorado 80011
Kenneth N. Stensby..........................................          30,256(12)          *
  7112 Shannon Drive
  Edina, Minnesota 55439
J. Andre Teixeira...........................................           1,181              *
  Coca-Cola Ukraine, Ltd.
  P.O. Box 398
  Brovary 255020, Ukraine
Robert J. Watson............................................          66,079(13)          *
  Capronilaan 25-27
  1119 NP Schiphol -- Rijk
  Amsterdam, The Netherlands
Thomas G. Wattles...........................................          28,075(14)          *
  125 Lincoln Avenue
  Santa Fe, New Mexico 87501
All Trustees and Executive Officers as a Group (26
  persons)..................................................       2,198,730            1.4%

---------------

  *  Less than 1%

 (1) These Common Shares are owned of record by SC Realty Incorporated, a wholly owned subsidiary of Security Capital Group Incorporated ("Security Capital").

 (2) Includes 840 Common Shares held by Mr. Brooksher's wife. Includes 104,503 Common Shares and associated dividend equivalent units that are issuable upon exercise of options and 16,223 Common Shares and associated dividend equivalent units that are issuable upon the conversion of restricted share units (see "1997 Long-Term Incentive Plan") all of which were issued under the 1997 LTIP. Includes 697 Common Shares held through ProLogis' 401(k) Savings Plan and Trust (the "401(k) Plan") and 9,712 Common Shares held through ProLogis' Non-Qualified Savings Plan.

 (3) Includes for Messrs. Feinberg, Jacobs, Myers and Robson, 8,000, 6,000, 8,000 and 8,000 Common Shares, respectively, that are issuable upon exercise of options granted under the Outside Trustees Plan. See "Election of Trustees -- Trustee Compensation" and "-- Outside Trustees Plan."

 (4) Dorsar Partners, L.P. beneficially owns 50,000 of these Common Shares and an aggregate of 26,922 Common Shares which are issuable upon conversion of 21,000 Series B Preferred Shares. As a result of his position with Dorsar Partners, L.P., Mr. Feinberg may be deemed to share voting and dispositive power with respect to Common Shares owned by this entity. A trust of which Mr. Feinberg is beneficiary owns 16,000 of these Common Shares and another trust of which Mr. Feinberg is trustee and of which a relative of Mr. Feinberg is the beneficiary owns an additional 16,000 of these Common Shares.

 (5) A trust of which Mr. Lyons is the trustee and of which Mr. Lyons and members of his family are beneficiaries own 8,034 of these Common Shares and 306 Common Shares are owned by Mr. Lyons' daughters. Includes 93,809 Common Shares and associated dividend equivalent units issuable upon the exercise of options and 13,519 Common Shares and associated dividend equivalent units that are issuable upon the conversion of restricted share units all of which were issued under the 1997 LTIP. A total of 370,919 Common Shares are issuable upon exchange of units in ProLogis Limited Partnership -- I. Mr. Lyons is a partner of certain limited partners of such partnership. By virtue of such position, Mr. Lyons may be deemed to beneficially own these Common Shares. Includes 561 Common Shares held through ProLogis' 401(k) Plan.

 (6) Includes 1,000 Common Shares owned by Cornerstone Properties, Inc. held in a SERP account for the benefit of Mr. Moody and 27,504 Common Shares that are issuable upon exercise of options granted under the Meridian Industrial Trust, Inc. Employee and Director Incentive Stock Plan.

 (7) Includes 36,099 Common Shares owned by an entity with which Mr. Myers may be deemed to share voting and dispositive power with respect to Common Shares as a result of his position with this entity, and 118,181 of these Common Shares are owned by Mr. Myers' IRA.

 (8) Includes 549 Common Shares held in a family trust of which Mr. Rakowich is beneficiary, 504 Common Shares in a trust of which Mr. Rakowich is trustee as to which Mr. Rakowich disclaims beneficial ownership, 872 Common Shares held by Mr. Rakowich's children, and 35,612 Common Shares and associated dividend equivalent units issuable upon the exercise of options granted under the 1997 LTIP. Includes 689 Common Shares held through ProLogis' 401(k) Plan.

 (9) Includes 5,993 Common Shares held by Mr. Robson's IRA, 5,844 Common Shares held by the John and Margaret Robson Living Trust, 7,946 Common Shares held by Mr. Robson's pension account, and 460 Common Shares held by Mr. Robson's wife.

(10) Includes 78,678 Common Shares issuable upon exchange of units in ProLogis Limited Partnership-III and 49,587 Common Shares issuable upon exchange of units in ProLogis Limited Partnership-IV. Mr. Schwartz is a partner of certain limited partners of such partnerships. By virtue of such position, Mr. Schwartz may be deemed to beneficially own these Common Shares. Includes 686 Common Shares held through ProLogis' 401(k) Plan.

(11) Includes 876 Common Shares held by Mr. Seiple's children. Includes 35,612 Common Shares and associated dividend equivalent units issuable upon the exercise of options and 10,815 Common Shares and associated dividend units issuable upon the conversion of restricted share units all of which were issued under the 1997 LTIP. Includes 588 Common Shares held through ProLogis' 401(k) Plan.

(12) Includes 27,504 Common Shares that are issuable upon exercise of options granted under the Meridian Industrial Trust, Inc. Employee and Director Incentive Stock Plan.

(13) Includes 866 Common Shares held in trust accounts for Mr. Watson's children, 1,150 Common Shares held by the estate of Mr. Watson's late father, and 433 Common Shares held by Mr. Watson's wife. Includes 686 Common Shares held through ProLogis' 401(k) Plan.

(14) Includes 8,042 Common Shares held by Mr. Wattles' IRA, 2,375 Common Shares held by Mr. Wattles' children, and six Common Shares held by Mr. Wattles' wife.

                              ELECTION OF TRUSTEES

NOMINEES

     The Common Shares represented by the accompanying proxy will be voted to elect the three nominees named below as Class I Trustees, unless otherwise indicated on the proxy. Messrs. Lyons, Myers and Robson, if elected, will serve as Class I Trustees until the annual meeting of shareholders in 2003. Any vacancies occurring during any calendar year will be filled (i) at a special meeting of shareholders called for such purpose, (ii) by the Trustee or Trustees then in office, or (iii) at the next annual meeting of shareholders. Trustees elected at special meetings of shareholders to fill vacancies or appointed by the remaining Trustee or Trustees to fill vacancies will hold office until the next annual meeting of shareholders at which time the shareholders will elect a Trustee to fill the unexpired term of the class of Trustees in which the vacancy occurred. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. The Board recommends that the shareholders vote FOR the election of each nominee named below for Trustee.

                                                                                          TERM
TRUSTEES                 AGE                     BUSINESS EXPERIENCE                     EXPIRES
--------                 ---                     -------------------                     -------
Irving F. Lyons, III...  50    Mr. Lyons has served as a Trustee since March 1996. He     2003
(Class I Trustee)              has been President of ProLogis since March 1999 and
                               Chief Investment Officer since March 1997. Mr. Lyons
                               was Co-Chairman of ProLogis from March 1997 to March
                               1999 and from December 1993 to March 1997, he was
                               Managing Director. Mr. Lyons had comparable
                               responsibilities with ProLogis' former management
                               company from January 1994 to September 1997. Prior
                               thereto, Mr. Lyons was the Managing Partner of King &
                               Lyons, a San Francisco Bay Area industrial real estate
                               development and management company, since its inception
                               in 1979.
William G. Myers.......  72    Mr. Myers has served as a Trustee since January 1995.      2003
(Class I Trustee)              Mr. Myers is Chief Executive Officer of Ojai Ranch and
                               Investment Company, Inc., Santa Barbara, California,
                               which he founded in 1963. He was formerly a Trustee of
                               Archstone Communities Trust, a real estate investment
                               trust ("REIT") affiliated with Security Capital and a
                               former Director of S.E.E. International, Itedek, Inc.,
                               and Bank of A. Levy. Mr. Myers serves as a Director of
                               the Library of Congress, James Madison Council; the
                               California Historical Society Foundation; and St.
                               Joseph's Health & Retirement Foundation. He is also a
                               Director of the Santa Barbara Botanic Gardens, Chalone
                               Wine Group, and The Nature Conservancy. Mr. Myers is
                               also a Trustee of H.C. and R.C. Merritt Trusts.
John E. Robson.........  69    Mr. Robson has served as a Trustee since April 1994.       2003
(Class I Trustee)              Since October 1993, Mr. Robson has served as Senior
                               Advisor of Robertson Stephens, a San Francisco based
                               investment banking firm. From 1989 to 1992, Mr. Robson
                               served as Deputy Secretary of the United States
                               Treasury. From 1986 to 1989, Mr. Robson was Dean and
                               Professor of Management, Emory University School of
                               Business Administration. From 1977 to 1985, he served
                               as President and Chief Executive Officer and as
                               Executive Vice President of G.D. Searle & Co. Mr.
                               Robson is currently a director of Exide Corporation,
                               Pharmacia Corporation, and Northrop Grumman
                               Corporation.

     Security Capital has the right to nominate up to three Trustees, depending upon its level of beneficial ownership of Common Shares. See "Certain Relationships and Transactions -- Amended and Restated Investor Agreement." Thomas G. Wattles is the only existing nominee of Security Capital. The Declaration of Trust requires that a majority of the Trustees not be officers or employees of ProLogis.

CONTINUING TRUSTEES

     The following persons will continue to hold positions as Trustees as described below:

     K. Dane Brooksher -- 61 -- Mr. Brooksher has served as a Trustee since October 1993. He has been Chairman and Chief Executive Officer of ProLogis since March 1999 and Co-Chairman and Chief Operating Officer of ProLogis from November 1993 to March 1999. Mr. Brooksher had comparable responsibilities with ProLogis' former management company from November 1993 to September 1997. Mr. Brooksher is also a Director of Butler Manufacturing Company and an Advisory Board Member of the J.L. Kellogg Graduate School of Management of Northwestern University. Prior thereto, Mr. Brooksher was Area Managing Partner and Chicago Office Managing Partner of KPMG Peat Marwick, independent public accountants, where he served on the Board of Directors and Management Committee and as International Development Partner for Belgium and the Netherlands. Mr. Brooksher's term as Trustee expires in 2002.

     Stephen L. Feinberg -- 55 -- Mr. Feinberg has served as a Trustee since January 1993. Since 1970, he has been Chairman of the Board and Chief Executive Officer of Dorsar Investment Co., Inc., a diversified holding company with interests in real estate and venture capital. Mr. Feinberg is also a Director of Security Capital Preferred Growth Incorporated, Continental Transmission Corporation, Harvill Press Limited, St. John's College, The Santa Fe Institute, and The Feinberg Foundation, Inc. He was formerly Chairman of the Board of St. John's College, and a former director of Farrar, Strauss and Gioroux, Inc. (a private publishing company), Molecular Informatics, Inc., Border Steel Mills, Inc., Springer Building Materials Corporation, Circle K Corporation, EnerServ Products, Inc., and Texas Commerce Bank-First State. Mr. Feinberg's term as Trustee expires in 2001.

     Donald P. Jacobs -- 72 -- Mr. Jacobs has served as a Trustee since February 1996. Mr. Jacobs has been a member of the J.L. Kellogg Graduate School of Management of Northwestern University since 1957, and Dean since 1975. Mr. Jacobs is a member of the Board of Directors of Commonwealth Edison and its parent company, Unicom, Hartmarx Corporation, Terex Corporation, and CDW. He was formerly Chairman of the Public Review Board of Andersen Worldwide. From 1990 to 1992, Mr. Jacobs was Chairman of the Advisory Committee of the Oversight Board of the Resolution Trust Corporation for the third region; from 1975 to 1979, Chairman of the Board of AMTRAK; from 1970 to 1971, Co-Staff Director of the Presidential Commission on Financial Structure and Regulation; and from 1963 to 1964, Senior Economist for the Banking and Currency Committee of the U.S. House of Representatives. Mr. Jacobs' term as Trustee expires in 2001.

     J. Andre Teixeira -- 47 -- Mr. Teixeira has served as a Trustee since February 1999. He is President of Coca-Cola for the Russia/Ukraine Region. He is also General Manager for Coca-Cola Russia, Ukraine, and Belarus. Mr. Teixeira also serves as Head of Representation for the Coca-Cola Export Corporation, Moscow. From 1995 to 1998, Mr. Teixeira was Director of the Development Center, Europe, for Coca-Cola Greater Europe, Director, Brussels Operations, Coca-Cola Greater Europe, and Managing Director, Coca-Cola Services S.A. Mr. Teixeira was the Africa Group Account Executive, Development, for Coca-Cola from 1994 to 1995, and Director, Research & Development, Coca-Cola Greater Europe from 1990 to 1995. Mr. Teixeira's term as Trustee expires in 2001.

     Thomas G. Wattles -- 48 -- Mr. Wattles has served as a Trustee since January 1993. Mr. Wattles is currently a Managing Director of Security Capital. He was a Director of ProLogis' predecessor since its formation in June 1991. Mr. Wattles was Non-Executive Chairman of ProLogis from March 1997 to May 1998. Mr. Wattles was Co-Chairman and Chief Investment Officer of ProLogis from November 1993 to March 1997, and had comparable responsibilities with ProLogis' former management company from June 1991 to September 1997. Mr. Wattles is a director of Urban Growth Properties Trust, CWS Communities Trust and Security Capital-European Realty (all affiliates of Security Capital). Mr. Wattles' term as Trustee expires in 2002.

     John S. Moody -- 51 -- Mr. Moody has served as a Trustee since March 1999. He was a director of Meridian Industrial Trust, Inc. ("Meridian") from 1996 to March 1999. On March 30, 1999, Meridian merged with and into ProLogis. Mr. Moody is a director and President and Chief Executive Officer of Cornerstone Properties, Inc., a publicly held REIT. From April 1991 to June 1995, Mr. Moody was President and Chief Executive Officer of Deutsche Bank Realty Advisors, where he was responsible for a $2 billion real estate portfolio. Deutsche Bank Realty Advisors was a wholly owned subsidiary of Deutsche Bank AG and acted as the real estate advisor to all Deutsche Bank-sponsored real estate in North America. Mr. Moody's professional affiliations include the Association of Foreign Investors in U.S. Real Estate and the Urban Land Institute. Mr. Moody's term as Trustee expires in 2001.

     Kenneth N. Stensby -- 60 -- Mr. Stensby has served as a Trustee since March 1999. He was a director of Meridian from 1996 to March 1999. Mr. Stensby was President and Chief Executive Officer of United Properties, a large Minneapolis-based diversified real estate company, from 1974 until his retirement in January 1995. Mr. Stensby is past President of the National Association of Industrial and Office Parks and was a director of First

Asset Realty Advisors, a pension advisory subsidiary of First Bank of Minneapolis. Mr. Stensby is currently a director of Corner House. Mr. Stensby's term as Trustee expires in 2002.

BOARD OF TRUSTEES MEETINGS AND COMMITTEES

     The Board held five meetings during 1999.

     The Audit Committee of the Board, comprised of Messrs. Feinberg, Stensby and Teixeira, is responsible for recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of ProLogis, reviewing and approving non-audit services, and reviewing the scope of the audits conducted by the auditors. The Audit Committee held two meetings in 1999.

     The Investment Committee of the Board, comprised of Messrs. Feinberg, Myers, Stensby and Wattles, is responsible for approving acquisitions, dispositions and other investment decisions between meetings of the full Board. Any decisions made by the Investment Committee are reported to the full Board at its next quarterly meeting. The Investment Committee held seven meetings in 1999.

     The Management Development and Compensation Committee (the "Compensation Committee") of the Board, comprised of Messrs. Jacobs, Moody, Robson and Wattles, is responsible for reviewing and approving ProLogis' compensation and benefits policies. The Compensation Committee also reviews and approves the amount and form of compensation and benefits for the Named Executive Officers. The Compensation Committee held four meetings in 1999.

     The Board Governance and Nomination Committee (the "Governance Committee") of the Board, comprised of Messrs. Robson, Jacobs, Myers, Teixeira and Wattles, is responsible for reviewing and making recommendations to the Board on organization and succession matters, evaluating the effectiveness of the Board and its committees, reviewing and making recommendations for committee appointments to the Board, proposing to the Board a slate of Trustees (including nominees recommended by holders of Common Shares) for election at the annual meeting of shareholders, and assessing and making recommendations to the Board on corporate governance matters. For a summary of the procedures to be followed by shareholders in submitting nominations, see "Shareholder Proposals." The Governance Committee held one meeting in 1999.

     Each Trustee attended at least 75% of the total number of meetings of the Board and the committee meetings on which he served, except for J. Andre Teixeira, who was appointed to the Audit Committee and the Governance Committee on June 24, 1999 and did not attend the one subsequent meeting of either committee.

TRUSTEE COMPENSATION

     For the first three months of 1999, ProLogis paid an annual retainer of $20,000 to Trustees who were not officers of ProLogis or employees of Security Capital ("Outside Trustees"). As of April 1, 1999 the annual retainer was raised to $25,000. These fees are paid to the Outside Trustees in Common Shares (quarterly on each dividend payment date) based on the then current market price of the Common Shares pursuant to ProLogis' Dividend Reinvestment and Share Purchase Plan (the "Share Purchase Plan"). Outside Trustees also receive $1,000 for each Board meeting attended, which is also paid in Common Shares. Members of the Investment Committee who are Outside Trustees receive an additional annual retainer of $4,000 and members of the Audit, Compensation, and Governance Committees who are Outside Trustees receive an additional annual retainer of $2,000, all of which retainers are paid in Common Shares. Unless payment is deferred at the option of the Outside Trustee, both the retainer and meeting fees payable to Outside Trustees are paid directly into the Share Purchase Plan on behalf of the Outside Trustees as optional cash payments, and the Common Shares purchased remain in the Share Purchase Plan. Common Shares subsequently purchased with the retainer and committee fees may not be sold or otherwise transferred so long as the Outside Trustee remains a Trustee. The Board may grant an individual Outside Trustee a waiver of the requirement that Outside Trustees' fees be used to purchase Common Shares or that such Common Shares be held so long as the Outside Trustee remains a Trustee.

     Each Outside Trustee may defer the payment of fees from the date such fees were originally to be received for a minimum of two years or for so long as the Outside Trustee remains a Trustee. During the period of deferral,

ProLogis credits the Outside Trustee with fees designated for payment and dividends which would have been paid on the Common Shares previously credited as fees. However, no payment is actually made, nor are any Common Shares or funds actually set aside until the deferral period concludes.

     Outside Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

OUTSIDE TRUSTEES PLAN

     During 1999, ProLogis made awards to its Outside Trustees under the ProLogis Share Option Plan for Outside Trustees (the "Outside Trustee Plan"). A total of 100,000 Common Shares are authorized for issuance under the Outside Trustee Plan. Effective in 1999, on the date of each annual meeting of shareholders of ProLogis each Outside Trustee will be granted an option to purchase 5,000 Common Shares at an exercise price equal to the closing price of the Common Shares on the New York Stock Exchange ("NYSE") on the date of grant. The options vest at the rate of 25% per year on each anniversary of the date of the award for the four succeeding years after the award. Prior to 1999, on the date of each annual meeting of shareholders of ProLogis, each Outside Trustee was granted an option to purchase 2,000 Common Shares at an exercise price equal to the closing price of the Common Shares on the NYSE on the date of grant. The options have a five-year term and are immediately exercisable. The Secretary of ProLogis administers the Outside Trustee Plan.

     Also beginning in 1999, the Outside Trustees will receive dividend equivalent units with respect to the options awarded. For the year 1999, each Outside Trustee was credited with dividend equivalent units at the end of such calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share which is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the Outside Trustee's outstanding options. Beginning on March 16, 2000, each Outside Trustee will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the outstanding option and divided by the (iii) average share price for such calendar year. Each dividend equivalent unit accumulates additional dividend equivalent units. All dividend equivalent units are paid in Common Shares at a rate of one Common Share per dividend equivalent unit. The dividend equivalent units are subject to the same vesting schedule as the underlying options and will be payable when the underlying options are exercised or when the options expire (whether by reason of termination of service or otherwise), unless the participant elects to defer receipt.

     There are currently 31,000 shares available for award under the Outside Trustees Plan. Options to purchase 35,000 shares are scheduled to be awarded under the Outside Trustees Plan following the annual meeting of shareholders. Because there will not be a sufficient number of shares available for award under the Outside Trustees Plan, the Board of Trustees, at its meeting following the annual shareholders meeting, will consider adopting a new share option plan for outside trustees (the "New Outside Trustees Plan"). It is expected that the terms of the New Outside Trustees Plan will be substantially similar to the terms of the Outside Trustees Plan as currently in effect.

                             EXECUTIVE COMPENSATION

     The following table presents the compensation for 1999, 1998 and 1997 of each of the Named Executive Officers. Each Named Executive Officer was an employee of ProLogis Management Incorporated, ProLogis' former REIT Manager, which was a wholly owned subsidiary of Security Capital, and was compensated by Security Capital from January 1, 1997 through September 8, 1997, the closing date of the merger in which the

REIT Manager and SCI Client Services Incorporated, the former ProLogis Property Manager and wholly owned subsidiary of Security Capital, merged into subsidiaries of ProLogis.

                                     ANNUAL COMPENSATION                              LONG-TERM COMPENSATION AWARDS
                           ----------------------------------------   --------------------------------------------------------------
                                                                                                        SHARES OF
                                                                                        COMMON       SECURITY CAPITAL
                                                       OTHER ANNUAL   RESTRICTED        SHARES        CLASS A COMMON     ALL OTHER
NAME AND                          SALARY      BONUS    COMPENSATION     SHARE         UNDERLYING     STOCK UNDERLYING   COMPENSATION
PRINCIPAL POSITION         YEAR     ($)        ($)        ($)(1)      AWARDS(#)      OPTIONS(#)(2)    OPTIONS(#)(3)        ($)(4)
------------------         ----   -------    -------   ------------   ----------     -------------   ----------------   ------------
K. Dane Brooksher........  1999   400,000    900,000          --            --          162,700              --            15,653
  Chairman and Chief       1998   242,628    602,000          --        60,000(5)       202,454              --            21,692
  Executive Officer        1997   250,000    350,000          --            --          202,650             469             9,327
Irving F. Lyons, III.....  1999   350,000    550,000          --            --           97,620              --            15,653
  President and Chief      1998   242,628    502,000          --        50,000(5)       161,857              --            27,539
  Investment Officer       1997   250,000    275,000          --            --          202,650             406             9,327
Jeffrey H. Schwartz......  1999   374,102(7) 525,000          --            --           67,114              --            11,404
  Vice Chairman for        1998   317,998(7) 352,000          --        40,000(5)        47,407              --            18,532
  International            1997   227,462(7) 160,546      55,409            --          122,531             208             5,650
Walter C. Rakowich.......  1999   300,000    300,000     101,370            --           40,675              --            10,292
  Managing Director        1998   179,545    250,000          --        40,000(5)(6)     35,555              --            16,239
  and Chief Financial      1997   169,583    200,000     101,712            --          103,681             208             4,728
  Officer
Robert J. Watson.........  1999   277,177(7) 275,000     158,971            --           40,675              --            11,366
  Managing Director        1998   194,103    302,000          --        40,000(5)        47,407              --            18,502
  and Chief Operating      1997   200,000    215,000          --            --          122,531             219             5,650
  Officer for
    International
John W. Seiple, Jr. .....  1999   250,000    300,000     110,860            --           40,675              --            10,308
  Managing Director        1998   194,103    252,000          --        40,000(5)        35,555              --            16,255
  and Chief Operating      1997   200,000    200,000          --            --          103,681             208             4,744
  Officer for North
    America

---------------

(1) Represents reimbursement of relocation costs.

(2) The 1997 LTIP provides that participants who are awarded options, in 1998 and 1999, will also receive dividend equivalent units with respect to the options awarded. (See "1997 Long-Term Incentive Plan"). The options awarded in 1997 that receive dividend equivalent units are as follows: Mr. Brooksher, 14,138 options; Mr. Lyons, 14,138 options; Mr. Schwartz, 9,425; Mr. Rakowich, 9,425; Mr. Watson, 9,425; and Mr. Seiple, 9,425.

(3) These options to acquire shares of Security Capital's Class A Common Stock (the "Class A Common Stock") were awarded by Security Capital under Security Capital's 1995 Option Plan. At the time of the award of these options, each of the Named Executive Officers was an employee of the REIT Manager.

(4) Includes contributions made by ProLogis in 1998 and 1999 under its 401(k) Plan consisting of $4,800 to each of Messrs. Brooksher, Schwartz, Rakowich, Seiple and Watson, and $4,791 to Mr. Lyons in 1998 and $4,800 to each of Messrs. Brooksher, Lyons, Schwartz, Rakowich, Seiple and Watson in 1999. Beginning in 1998, ProLogis has matched up to 50% of the first 6% of compensation contributed by the employee under the 401(k) Plan. Also includes the dollar value of insurance premiums paid by ProLogis with respect to term life insurance for the benefit of the Named Executive Officer as follows: Mr. Brooksher, $270 in 1999, 1998 and 1997; Mr. Lyons $270 in 1999, 1998 and 1997; Mr. Schwartz, $254 in 1999, $246 in 1998 and
    $216 in 1997; Mr. Rakowich $200 in 1999, 1998 and 1997; Mr. Watson, $216 in
    1999, 1998 and 1997; and Mr. Seiple, $216 in 1999, 1998 and 1997. Also
    includes imputed interest income, if any, deemed incurred on loans from ProLogis having an interest rate lower than the rate mandated by the Internal Revenue Service. Mr. Brooksher received imputed interest payments of $10,583 in 1999, $16,622 in 1998 and $9,057 in 1997. Mr. Lyons received imputed interest payments of $10,583 in 1999, $22,478 in 1998 and $9,057 in 1997. Mr. Schwartz received imputed interest payments of $6,350 in 1999, $13,486 in 1998 and $5,434 in 1997. Mr. Rakowich received imputed interest payments of $5,292 in 1999, $11,239 in 1998, and $4,528 in 1997.

    Mr. Watson received imputed interest payments of $6,350 in 1999, $13,486 in 1998 and $5,434 in 1997. Mr. Seiple received imputed interest payments of $5,292 in 1999, $11,239 in 1998 and $4,528 in 1997.

(5) Amounts shown represent restricted share awards made in 1998 under the 1997 LTIP. These awards are comprised of units which will vest 25% on each December 31, beginning December 31, 1999, except restricted share units for Messrs. Schwartz and Watson, which will vest 100% on December 31, 2002. The recipients also receive dividend equivalent units with respect to these awards. See "1997 Long-Term Incentive Plan."

(6) Mr. Rakowich settled the first tranche of his restricted share units and associated dividend equivalent units on December 31, 1999. The settlement was in the amount of 10,797 Common Shares, 4,945 of which were used to satisfy Mr. Rakowich's tax withholding; therefore, Mr. Rakowich was issued 5,852 Common Shares. The value Mr. Rakowich realized was $207,857.

(7) Includes amounts paid as salary to offset additional tax charges resulting from Mr. Schwartz's and Mr. Watson's residence in The Netherlands.

OPTION GRANTS IN 1999

     The following table sets forth certain information with respect to individual grants of options during 1999 to each of the Named Executive Officers.

                                                              OPTION GRANTS
                              -----------------------------------------------------------------------------
                                                            INDIVIDUAL GRANTS
                              -----------------------------------------------------------------------------
                                               PERCENT OF
                              COMMON SHARES   TOTAL OPTIONS    EXERCISE
                               UNDERLYING      GRANTED TO         OR
                                 OPTIONS        EMPLOYEES     BASE PRICE   EXPIRATION       GRANT DATE
NAME                          GRANTED(#)(1)      IN 1999      ($/SHARE)       DATE      PRESENT VALUE($)(4)
----                          -------------   -------------   ----------   ----------   -------------------
K. Dane Brooksher...........     162,700          10.79%      $18.62500        (2)           $485,969
Irving F. Lyons, III........      97,620           6.48%      $18.62500        (2)           $291,581
Jeffrey H. Schwartz.........      67,114           4.45%      $18.62500        (3)           $200,463
Walter C. Rakowich..........      40,675           2.70%      $18.62500        (2)           $121,492
Robert J. Watson............      40,675           2.70%      $18.62500        (3)           $121,492
John W. Seiple, Jr. ........      40,675           2.70%      $18.62500        (2)           $121,492

---------------

(1) All of the options granted to the Named Executive Officers in 1999 have dividend equivalent units. See "1997 Long-Term Incentive Plan."

(2) The options vest 25% on the first anniversary of the date of grant and an additional 25% on each of the second, third, and fourth anniversaries of the date of grant. However, such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change of control of ProLogis. Options expire on September 15, 2009.

(3) The options vest 100% on the fourth anniversary of the date of grant. However, such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change of control of ProLogis. Options expire on September 15, 2009.

(4) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    6.25 years; a risk-free interest rate of 6.58%; an expected dividend yield of 6.10%; and expected volatility of 23.01%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model.

PERFORMANCE-BASED LONG-TERM RETENTION AWARDS

     In 1999, ProLogis instituted a Performance-Based Long-Term Retention Program (the "Performance Program") under the 1997 LTIP. The Performance Program rewards the Named Executive Officers and certain other officers of ProLogis with restricted Common Shares if specified goals are met. In the opinion of the Compensation Committee, it is critical to the long-term success of ProLogis that its executives be rewarded for outstanding performance with long-term incentives that foster employee retention and have ascertainable value.

     The Performance Program awards represent one-third of the overall 1999 long-term incentive awards granted to the Named Executive Officers, and the 1999 option grants for the Named Executive Officers were correspondingly reduced by one-third, resulting in an overall award comparable to prior years.

     The following table summarizes each award to the Named Executive Officers of restricted shares that are subject to performance-based conditions, in addition to the lapse of time and continued employment with ProLogis.

                                            AWARDS GRANTED IN 1999 FOR THE PERFORMANCE PERIOD
                                           BEGINNING JANUARY 2000 AND ENDING DECEMBER 31, 2000
                                        ---------------------------------------------------------
                                            NUMBER OF SHARES,         PERFORMANCE OR OTHER PERIOD
NAME                                    UNITS OR OTHER RIGHTS(1)      UNTIL MATURATION OR PAYOUT
----                                    -------------------------     ---------------------------
K. Dane Brooksher.....................           35,794                          (1)
Irving F. Lyons, III..................           21,476                          (1)
Jeffrey H. Schwartz...................           10,738                          (1)
Walter C. Rakowich....................            8,948                          (1)
Robert J. Watson......................            8,948                          (1)
John W. Seiple, Jr. ..................            8,948                          (1)

---------------

(1) Units awarded represent restricted Common Shares which will be issued to the executive if the performance criteria are met at the end of the performance period. A greater or lesser number of shares may be awarded in the discretion of the Compensation Committee to the extent the executive exceeds or fails to meet the applicable performance criteria. Once restricted Common Shares are issued, such shares will not vest until the second anniversary of the end of the performance period, subject to accelerated vesting upon a change in control of ProLogis. Such awards will be forfeited by the executive if the executive leaves the employ of ProLogis prior to vesting. The performance criteria with respect to each Named Executive Officer is established by the Compensation Committee and is based on ProLogis' performance in relation to two weighted performance measures. The first measure, weighted 75%, consists of specified levels of funds from operations ("FFO") per share. The second measure, weighted 25%, generally consists of various objective and subjective criteria applicable to the executive's area of responsibility, including for certain Named Executive Officers, return on invested capital attained by ProLogis during 2000. Before restricted shares are issued, the Compensation Committee must certify the extent to which the performance criteria have been met.

OPTION EXERCISES IN 1999 AND YEAR-END OPTION VALUES

     None of the Named Executive Officers exercised options for Common Shares or shares of Security Capital Common Stock in 1999. The following table sets forth certain information as to the year-end value of unexercised options owned by those executive officers.

                                         PROLOGIS COMMON SHARES
                        ---------------------------------------------------------
                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                YEAR-END(#)                 YEAR-END($)(1)
                        ---------------------------   ---------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------   -----------   -------------
K. Dane Brooksher.....    101,277        466,527             --        101,688
Irving F. Lyons,
  III.................     91,128        370,999             --         61,013
Jeffrey H. Schwartz...         --        237,052             --         41,946
Walter C. Rakowich....     34,810        145,101             --         25,422
Robert J. Watson......         --        210,613             --         25,422
John W. Seiple,
  Jr. ................     34,810        145,101             --         25,422

                            SHARES OF SECURITY CAPITAL CLASS A COMMON SHARES
                        ---------------------------------------------------------
                           SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                          UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                YEAR-END(#)                 YEAR-END($)(2)
                        ---------------------------   ---------------------------
NAME                    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                    -----------   -------------   -----------   -------------
K. Dane Brooksher.....     5,137          1,139        1,265,986           --
Irving F. Lyons,
  III.................       542            942               --           --
Jeffrey H. Schwartz...     1,241            667            6,418       12,458
Walter C. Rakowich....       462            863           20,008       55,493
Robert J. Watson......     2,205            893          489,242       74,447
John W. Seiple,
  Jr. ................       451            725            5,663       13,213

---------------

(1) Based on the December 31, 1999 NYSE closing price of $19.25 per Common
    Share.

(2) Based on the December 31, 1999 NYSE closing price of $620.00 per Class A Common Share.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     ProLogis has no employment contracts with any Named Executive Officer and, except as described below, no plans or arrangements by which any such Named Executive Officer will be compensated as a result of his resignation or retirement or any other termination of his employment with ProLogis or in connection with a change in control of ProLogis, except that in the event a "Change in Control," as such term is defined in either the 1997 LTIP or the Outside Trustees Plan, occurs, options to purchase Common Shares granted under either of the plans become immediately exercisable and restrictions on purchased Common Shares lapse.

     ProLogis has entered into executive protection agreements with 14 of its executive officers, including the Named Executive Officers. The agreements provide that if a change in control (as defined in the agreements) occurs and the officer is thereafter terminated, other than for cause, or as a result of the officer's death or disability, or if the officer resigns as the result of, among other matters, a material adverse change in the nature or scope of the officer's duties, authority or compensation and such termination or action is taken within a period of twenty-four months, then the officer will be entitled to receive a lump-sum payment, together with certain other payments and benefits, including continuation of certain employee benefits, depending upon the officer's level of responsibility with ProLogis. For the two most senior Named Executive Officers, the severance payment would be equal to three times the sum of the officer's base salary and target bonus. For the other Named Executive Officers, the severance payment would be equal to two times the sum of the officer's base salary and target bonus and for the remaining eight executive officers, the severance payment would be equal to the sum of the officer's base salary and target bonus. Each officer will also receive an amount equal to the officer's pro-rated salary and target bonus for the year of termination and, under certain circumstances, an additional payment to compensate the officer for excise taxes imposed upon the severance payments made under the agreement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee is responsible for acting on behalf of the Board or making recommendations to the Board with respect to (i) general compensation and benefit practices of ProLogis, (ii) review and approval of salaries and other compensation actions for ProLogis' Chief Executive Officer, other Named Executive Officers and other senior executive officers and (iii) adopting, administering and approving awards under annual and long-term incentive compensation plans. None of the voting members of the Compensation Committee are officers or employees of ProLogis.

COMPENSATION PHILOSOPHY

     The Compensation Committee is committed to a compensation philosophy which rewards employees on the basis of ProLogis' success in attaining ProLogis' financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives. ProLogis' compensation program is designed to:

     - Attract, reward and retain highly qualified executives.

     - Align shareholder and employee interests.

     - Reward long-term career contributions to ProLogis.

     - Emphasize the variable portion of total compensation (cash and shares) as an individual's level of responsibility increases.

     - Provide fully competitive compensation opportunities consistent with performance.

     - Encourage teamwork.

     During 1999, the Compensation Committee conducted a full review of ProLogis' executive compensation programs. This review included a comprehensive report from independent compensation consultants assessing the effectiveness of the programs and relative competitiveness versus identified comparable companies of similar size and business characteristics to ProLogis. This group of comparable companies included real estate and logistics management companies and represent the most direct competitors for executive talent. Key findings from this review were discussed extensively with senior management and the Compensation Committee. Their impact on compensation philosophy and practices for 2000 are outlined below by element.

KEY ELEMENTS OF COMPENSATION

     The key elements of ProLogis' executive compensation program consist of base salary, annual bonus and long-term incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the position's role and relative impact on business results consistent with ProLogis' variable pay for performance philosophy.

BASE SALARY

     Currently, base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to ProLogis and are reviewed every year. Compensation review showed that salaries were below comparable market benchmarks for certain Named Executive Officers. Base salaries effective for 2000 will be positioned at mid-market levels consistent with the overall responsibilities of the position and performance and experience of the individual. The Compensation Committee may adjust salaries on an individual basis as needed at any time.

ANNUAL BONUS

     ProLogis' senior executives are eligible for annual cash bonus awards based on the performance of ProLogis overall, the executive's business unit and the executive's individual performance during the prior year. Historically, individual bonus awards have been paid in amounts which achieve a targeted level of competitive total cash compensation (base salary and annual bonus) consistent with performance.

     Annual performance goals will be established by the Compensation Committee at the beginning of each fiscal year for the Named Executive Officers. Specifically, the Compensation Committee will consider performance based on financial measures such as FFO and total shareholder returns, both absolute and relative to comparable companies, as well as more qualitative measures for each individual.

     Performance versus these criteria will determine individual awards with 100% achievement resulting in payment of the target award. Awards for performance below and above this level of achievement will be at the discretion of the Compensation Committee. Additionally, awards earned under the program may be further adjusted up or down at the discretion of the Compensation Committee based on the quality of the results, extraordinary circumstances, and other factors that the Compensation Committee deems relevant.

LONG-TERM SHARE INCENTIVES

     Long-term share incentives are designed to foster significant ownership of Common Shares, promote a close identity of interests between ProLogis senior executives and shareholders, and motivate and reward long-term strategic management and enhancement of shareholder value.

     Non-qualified share options have been the primary long-term incentive form and constitute a major component of senior executive compensation. Option awards generally reflect the executive's level of responsibility and impact on the long-term success of ProLogis. Additionally, consideration is given to an executive's potential for future responsibility and impact. The number of shares covered by annual grants generally reflects competitive industry practices. Share options awarded in 1999 were granted with an exercise price equal to the market price on the date of grant and vest ratably over four years.

     In 1998, restricted share units were granted on a highly selective basis to key executives critical to the long-term success of ProLogis to promote long-term retention and promote the growth of shareholder value. These awards vest ratably over four years.

     In 1999, ProLogis instituted the Performance Program under the 1997 LTIP. The Performance Program rewards key officers of ProLogis with restricted Common Shares if specified goals are met. (See "Executive
Compensation -- Performance-Based Long-Term Retention Awards"). In the opinion of the Compensation Committee, it is critical to the long-term success of ProLogis that its executives be rewarded for outstanding performance with long-term incentives that foster employee retention and have ascertainable value. The Performance Program awards represent one-third of the overall 1999 long-term incentive awards granted to the key officers, and the 1999 option grants for the key officers were correspondingly reduced by one-third, resulting in an overall award comparable to prior years.

     It was determined in the course of the 1999 compensation review that ProLogis' long-term incentive programs are effective and generally competitive with market practices for most senior executives.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee meets annually without the Chief Executive Officer present to evaluate the Chief Executive Officer's performance and to determine the Chief Executive Officer's compensation. In considering Mr. Brooksher's compensation, the Compensation Committee considers his principal responsibilities, which are to provide the overall vision and strategic direction for ProLogis, to attract and retain highly qualified employees and to develop and maintain key capital relationships for ProLogis.

     The Compensation Committee determined that at the beginning of 1999, Mr. Brooksher's compensation was not consistent with the annual compensation paid to chief executive officers of comparable companies in the real estate and logistics management industries. Mr. Brooksher's annual salary was increased to $400,000 for 1999.

     In determining Mr. Brooksher's 1999 annual bonus and long-term incentive award, the Compensation Committee reviewed the overall performance of ProLogis and Mr. Brooksher's individual performance. During 1999, ProLogis achieved several important objectives which the Compensation Committee believed Mr. Brooksher was instrumental in achieving:

     - Improved FFO 12.2% to $2.02 per share in 1999 versus $1.80 in 1998.

     - Completion of the North American operating platform with the merger of Meridian into ProLogis.

     - Establishment of a $550 million joint venture with The New York State Common Retirement Fund.

     - Completion of the formation of the ProLogis European Properties Fund, pursuant to which ProLogis received in excess of $1 billion of third party equity commitments.

     - Formation of the ProLogis Integrated Solutions Group, which will provide value-added services to ProLogis' global customers.

     - Raised $500 million of unsecured debt at an average interest rate of 6.9%.

     - Stabilized lease percentage at year-end of 96.5% with a rental rate growth for the year of 15.5%.

     - 11.3% growth in targeted "Global 1,000" customers.

     - Generation of $882 million in sales proceeds.

     In view of these accomplishments, the Compensation Committee awarded Mr. Brooksher an annual bonus award of $900,000 for 1999. Additionally, the Compensation Committee granted Mr. Brooksher share options to acquire 162,700 Common Shares. Mr. Brooksher has the ability to earn 35,794 Common Shares under the Performance Program in 2000, which represents one-third of his total long-term incentive compensation for 1999. (See "Executive
Compensation -- Performance-Based Long-Term Retention Awards"). The Committee has determined that the combination of the annual bonus award and stock grants, in addition to base salary, would place Mr. Brooksher's total compensation at approximate mid-market levels versus the comparable companies.

SECTION 162(M)

     The Compensation Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although ProLogis' plans are designed to relate compensation to performance, certain elements of the plans may not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. The Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Compensation Committee will continue to monitor the requirements of the Code to determine what actions, if any, should be taken with respect to the Section 162(m).

     This report is submitted by the members of the Compensation Committee:
Messrs. Jacobs, Moody, Robson, and Wattles.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Common Shares against the cumulative total return of the Standard & Poor's Composite -- 500 Stock Index and the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") Equity REIT Index for the period commencing December 31, 1994 and ending on December 31, 1999. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)

            PROLOGIS COMMON SHARES, S&P COMPOSITE-500 STOCK INDEX &
                            NAREIT EQUITY REIT INDEX

                        PROLOGIS TRUST PERFORMANCE GRAPH
                               SOURCE: GEORGESON SHAREHOLDER COMMUNICATIONS INC.

----------------------------------------------------------------------------------------------------------------
                                      Dec-94       Dec-95       Dec-96       Dec-97       Dec-98       Dec-99
----------------------------------------------------------------------------------------------------------------
 ProLogis Trust                        $100         $113         $146         $181         $159         $158
 S&P 500(R)                            $100         $138         $169         $226         $290         $351
 NAREIT Equity REIT Index              $100         $115         $156         $188         $155         $148

---------------

(1) Assumes that the value of the investment in Common Shares and each index was $100 on December 31, 1994 and that all dividends were reinvested.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

AMENDED AND RESTATED INVESTOR AGREEMENT

     ProLogis and Security Capital are parties to a Third Amended and Restated Investor Agreement, dated as of September 9, 1997 (the "Investor Agreement"). Pursuant to the Investor Agreement, Security Capital has the right, so long as it owns between 10% and 25% of the Common Shares, to nominate one person to the Board. So long as Security Capital owns 25% or more of the Common Shares, Security Capital will be entitled to nominate a proportionate number of persons to the Board subject to a maximum of three nominees if the size of the Board does not increase above the current size of ten Trustees. In addition, ProLogis is required to consult with Security Capital's nominees to the Board prior to taking any action with respect to the following: (i) finalization of the annual budget and substantial deviations therefrom; (ii) the acquisition or sale of assets in a single transaction or group of related transactions where the price exceeds $25 million; (iii) any contract for investment, property management or leasing services: and (iv) any service contract providing for payments in excess of $1.0 million. ProLogis has no obligation to follow the advice of Security Capital with respect to the foregoing matters.

     Under the Investor Agreement, so long as it owns at least 25% of the Common Shares, Security Capital also has the right of prior approval with respect to the following matters: (i) the issuance of equity securities or securities convertible into equity securities (other than issuances in connection with option, dividend reinvestment and similar plans) for less than the fair market value of such securities; (ii) the issuance of any preferred shares which would result in the Fixed Charge Coverage Ratio (as defined therein) being less than
1.4 to 1.0; (iii) adopting any employee benefit plans under which Common Shares may be issued; (iv) the compensation of senior officers of ProLogis; and (v) the incurrence of additional indebtedness which would result in the Interest Expense Coverage Ratio (as defined therein) being less than 2.0 to 1.0.

ADMINISTRATIVE SERVICES AGREEMENT

     ProLogis and a subsidiary of Security Capital entered into an administrative services agreement (the "ASA"), pursuant to which Security Capital provides ProLogis with certain administrative and other services with respect to certain aspects of ProLogis' business, as selected from time to time by ProLogis at its option. These services include, but are not limited to, payroll and human resources, cash management, accounts payable, specified information systems support, research and insurance services. These services are provided in exchange for a fee based on negotiated rates for each service provided. Total fees incurred under the ASA were $3.4 million in 1999. The ASA expires on December 31, 2000. ProLogis believes that the terms and conditions of the administrative services agreement are as favorable as those that could have been obtained from unaffiliated third parties.

PROTECTION OF BUSINESS AGREEMENT

     Security Capital and ProLogis are parties to a protection of business agreement dated as of September 9, 1997, which prohibits Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, substantially the same services as those previously provided by ProLogis' former REIT Manager and Property Manager to any entity that owns or operates real property that is or is planned to be used primarily for distribution and light manufacturing properties. The protection of business agreement does not prohibit Security Capital or its affiliates from owning the securities of any class of ProLogis. The protection of business agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from Security Capital or any of its affiliates), by any person (or group of persons acting in concert), other than Security Capital or any of its affiliates, of the greater of (i) 25% or more of the outstanding shares of voting securities of ProLogis and (ii) the percentage of outstanding voting securities of ProLogis owned directly or indirectly by Security Capital and its affiliates, in either case without the prior written consent of the Board of Trustees. Subject to earlier termination pursuant to the preceding sentence, the protection of business agreement will terminate on September 9, 2000.

FINANCIAL ADVISORY AND ON-LINE LISTING FEES

     Following completion of the merger of Meridian with and into ProLogis, ProLogis paid a fee of $650,000 to Security Capital Markets Group Incorporated ("Capital Markets"), a subsidiary of Security Capital, for financial advisory services. Capital Markets assisted ProLogis with the financial analysis of Meridian and of the combined entity that was ultimately created with the successful completion of the merger.

     In addition, Capital Markets provided financial advisory and investment banking services to ProLogis in connection with the formation of ProLogis California I LLC ("ProLogis California"). ProLogis California is a limited liability company whose members are ProLogis and The New York State Common Retirement Fund. ProLogis California owns in excess of $500 million of properties in the Los Angeles market. ProLogis paid a fee of $2,632,883 for Capital Markets' services on this transaction. Capital Markets also provided financial advisory and investment banking services in connection with the formation of ProLogis European Properties Fund (the "Fund") and the raising of over $1 billion of third party equity in the Fund. ProLogis paid $12,291,010 in fees to Capital Markets for such services.

     In 1999, ProLogis entered into a two-year Subscription/Advertising Agreement with Commercial Realty On-Line ("Comro"), a wholly owned subsidiary of Security Capital. Pursuant to the agreement, Comro will list all of ProLogis' properties on its website and will provide up to $100,000 of advertising for ProLogis. ProLogis will pay an annual listing fee of $74,475, subject to adjustment. In addition, ProLogis was issued warrants to purchase up to 1,010 shares of common stock of Comro.

     ProLogis believes that the terms and conditions of the foregoing transactions were as favorable as those that could have been obtained from unaffiliated third parties.

PARTNERSHIP AFFILIATIONS

     As part of its acquisition program of industrial distribution facilities, ProLogis has consummated certain transactions pursuant to which it contributed cash, and third party partnerships contributed a portfolio of facilities, to ProLogis Limited Partnership--I, ProLogis Limited Partnership--III and ProLogis Limited Partnership--IV. Irving F. Lyons, III, President, Chief Investment Officer and Trustee of ProLogis, is a partner in ProLogis Limited Partnership--I. Mr. Lyons also owns minority interests in a substantial amount of undeveloped industrial land near ProLogis' industrial distribution parks in the San Francisco Bay Area. ProLogis has purchased options and rights of first refusal with respect to all sales of land and build-to-suit opportunities involving this property. The ProLogis Limited Partnership--I transaction and the prices for such options (which are fixed or determined pursuant to formulas) were negotiated at arm's length prior to Mr. Lyons' affiliation with ProLogis. Jeffrey H. Schwartz, Vice Chairman of International of ProLogis, has an ownership interest in partnerships that are limited partners in ProLogis Limited Partnership--III and ProLogis Limited Partnership--IV. The ProLogis Limited Partnership--III and ProLogis Limited Partnership--IV transactions were negotiated at arm's length prior to Mr. Schwartz's affiliation with ProLogis.

KINGSPARK LLC

     In March 1999, Security Capital and three independent third parties formed a Delaware limited liability company ("Kingspark LLC") to which Security Capital contributed its interest in Kingspark Holding S.A., a Luxembourg corporation, of which ProLogis holds all of the preferred shares which represents 95% of the contributed equity. The three independent parties contributed $765,500 in the aggregate to Kingspark LLC, including $253,500 issued by Kingspark LLC to refund Security Capital. Security Capital holds 100% of the Class B membership interest, which is a nonvoting interest, in Kingspark LLC, and the three independent parties hold 100% of the Class A membership interest, which is a voting interest, in Kingspark LLC. Security Capital and the three independent parties are the only members of Kingspark LLC.

     Kingspark LLC also has certain rights if ProLogis alters its ownership interest in Kingspark Holding S.A. If (i) ProLogis converts all or a portion of ProLogis' preferred shares in Kingspark Holding S.A. into ordinary or common shares or (ii) sells all or a portion of such preferred shares without the consent of Kingspark LLC, ProLogis must offer to purchase Kingspark LLC's equity interest in Kingspark Holding S.A. at fair market value or arrange for the party acquiring ProLogis' preferred shares to acquire Kingspark LLC's interest on substantially the same terms.

     ProLogis believes that the terms and conditions of the transactions entered into with Kingspark LLC are as favorable as those that could have been obtained from an unaffiliated third party.

GARONOR HOLDINGS S.A.

     In December 1998, Garonor Holdings S.A. ("Garonor Holdings"), a Luxembourg corporation, acquired Garonor S.A., one of France's leading owners and operators of industrial distribution facilities. ProLogis initially owned all of the preferred stock of Garonor Holdings, representing 95% of the contributed equity, and Security Capital owned all of the common stock of Garonor Holdings, representing 5% of the contributed equity. On June 29, 1999, ProLogis purchased Security Capital's common stock for $693,021 and is now the sole owner of Garonor Holdings. ProLogis believes that the terms and conditions of the purchase from Security Capital were as favorable as those that could have been obtained from an unaffiliated third party.

LEASING TRANSACTIONS

     ProLogis leases space to Security Capital and certain of its affiliates on market terms that management believes are no less favorable to ProLogis than those that could be obtained with unaffiliated third parties.

     ProLogis' rental income related to these leases were $756,000, $717,000 and $1,528,000 for the years ended December 31, 1999, 1998 and 1997, respectively. As of December 31, 1999, 109,804 square feet were leased to related parties. The annualized rental revenue for these leases is $746,000.

LOANS TO EXECUTIVE OFFICERS

     In 1997, ProLogis made the following loans to the Named Executive Officers for the purchase price of Common Shares pursuant to the share purchase program which loans remain outstanding (balances as of March 31, 2000): Mr. Brooksher, $1,882,827; Mr. Lyons, $1,882,827; Mr. Schwartz, $1,129,683; Mr. Rakowich,
$941,413; Mr. Watson, $1,129,683; and Mr. Seiple, $941,413. Each loan is full recourse to the executive officer and is secured by the purchased Common Shares. The loans bear interest at the lower of ProLogis' annual dividend yield on Common Shares or 6.0% per annum, and have a ten-year term. The loans will become due and payable (i) immediately upon the sale of the purchased Common Shares or ProLogis' termination of the executive officer's employment for cause, (ii) 180 days after ProLogis' termination of the executive officer's employment following a change in control, (iii) 365 days after termination of the executive officer's employment by reason of death, disability or retirement or (iv) 90 days after termination of the executive officer's employment for any other reason.

                         1997 LONG-TERM INCENTIVE PLAN

                                  (PROPOSAL 2)

AMENDMENT

     The Board has adopted, subject to shareholder approval, an amendment to the 1997 LTIP to increase by 5,000,000 the number of Common Shares issued and reserved for issuance under the 1997 LTIP. Other than the increase in the number of shares subject to the 1997 LTIP, the 1997 LTIP will remain the same as currently in effect. A description of the 1997 LTIP, as proposed to be amended, is set forth below.

GENERAL

     The number of Common Shares which may be awarded under the 1997 LTIP may not exceed 14,600,000 Common Shares in the aggregate (190,000 of which are allocated to the 401(k) Plan) and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. Common Shares issued under the 1997 LTIP may be authorized and unissued shares, or treasury shares. In the event of certain transactions affecting the type or number of outstanding shares, the number of shares subject to the 1997 LTIP, the number or type of shares subject to outstanding awards and the exercise price thereof will be appropriately adjusted. The 1997 LTIP authorizes the establishment of one or more option programs and share purchase programs and authorizes the award of share grants (any of which may be subject to restrictions). All employees of ProLogis or any of its affiliates and other persons providing services to ProLogis are eligible to participate in the 1997 LTIP. The Compensation Committee administers the 1997 LTIP.

     Subject to the terms of the 1997 LTIP, the Compensation Committee determines which employees shall be eligible to receive awards under the 1997 LTIP, and the amount, price, timing and other terms and conditions applicable to such awards. Non-employee trustees of ProLogis are not eligible to participate in the 1997 LTIP. Options awarded under the Incentive Plan may be either incentive share options which are intended to satisfy the requirements of
Section 422 of the Code, or non-qualified share options which are not intended to satisfy Section 422 of the Code. Options become exercisable in accordance with the terms established by the Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Compensation Committee deems appropriate.

     Options expire on the date determined by the Compensation Committee which shall not be later than the earliest to occur of (i) the tenth anniversary of the grant date, (ii) the first anniversary of the participant's termination of employment by reason of death, disability or retirement, (iii) the three month anniversary of the participant's termination of employment for reasons other than retirement, death, disability or cause or (iv) on the participant's date of termination for cause. Shares transferred to a participant pursuant to the exercise of an option may be subject to such additional restrictions or limitations as the Compensation Committee may determine. The 1997 LTIP provides generally that participants who are awarded options will also receive dividend equivalent units with respect to the options. The dividend equivalent units will be subject to the same vesting schedule as the options and will be payable when the options are exercised or expire (which includes termination of employment), unless the participant elects to defer receipt. Prior to March 16, 2000, each participant was credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the participant's outstanding options that were granted with dividend equivalent units. Effective March 16, 2000, each participant will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the Participant's outstanding options that were granted with dividend equivalent units and divided by (iii) the average Common Share price for the year. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit.

SHARE PURCHASE PROGRAM

     The 1997 LTIP provides that the Compensation Committee may allow participants to purchase shares, the purchase and distribution of which is subject to the satisfaction of conditions established by the Compensation Committee. The number of shares and the conditions will be established by the Compensation Committee at the time the award is made.

RESTRICTED SHARE UNITS

     The Compensation Committee also may award restricted share units. Each restricted share unit awarded represents an interest in one Common Share as of the date of the award. Outstanding restricted share units are generally awarded dividend equivalent units at the end of each year. Prior to March 16, 2000, each recipient was credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the average dividend yield during such year with respect to a Common Share that is in excess of the Standard & Poor's 500 Stock Index average dividend yield for such year, multiplied by (ii) the number of Common Shares underlying the recipient's outstanding award that were granted with dividend equivalent units. Effective March 16, 2000, each recipient will be credited with dividend equivalent units at the end of each calendar year in an amount equal to (i) the annual dividend for such calendar year, multiplied by (ii) the number of Common Shares underlying the recipient's outstanding award that were granted with dividend equivalent units and divided by (iii) the average Common Share price for the year. Each dividend equivalent unit also accumulates additional dividend equivalent units on an annual basis. All dividend equivalent units are paid in the form of Common Shares at the rate of one Common Share per dividend equivalent unit. The restricted share units together with the applicable dividend equivalent units vest in equal portions on each of the first four anniversaries of the award of the restricted share units so long as the recipient remains an employee of ProLogis or one of its affiliates. For the U.S. employees based in The Netherlands the restricted share units, together with the applicable dividend equivalent units, vest 100% on the fourth anniversary of the award.

SHARE AWARDS

     The 1997 LTIP provides that the Compensation Committee may award participants shares, the distribution of which is subject to achievement of conditions established by the Compensation Committee, such as performance objectives or continued employment. The number of shares and the conditions shall be established by the Compensation Committee at the time the award is made, provided that any performance period shall be at least one year.

NON-QUALIFIED OPTIONS

     The Compensation Committee may grant non-qualified options to acquire Common Shares. The Named Executive Officers, certain other officers and employees of ProLogis have been granted options to purchase Common Shares at the average of the highest and lowest sales price of Common Shares on the date such options were granted. Options granted prior to October 15, 1998 become exercisable 25% on the second anniversary of the date of grant and an additional 25% on each of the third, fourth and fifth anniversaries of the date of grant, except the options granted to the U.S. participants based in The Netherlands which vest 100% on the fifth anniversary of the date of grant. All options expire ten years after the date of grant. On October 15, 1998 the Compensation Committee approved a new vesting schedule of 25% on the first anniversary of the grant date and an additional 25% on each of the second, third, and fourth anniversaries of the date of grant, except the options granted to U.S. participants based in The Netherlands, which vest 100% on the fourth anniversary of the date of grant. The options expire ten years after the date of grant. The participants have no rights as shareholders with respect to the shares subject to his or her options until the option is exercised. No income will be recognized by a participant at the time the options or the dividend equivalent units are granted. The exercise of a non-qualified stock option is generally a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option price. Receipt of a dividend equivalent unit by the participant is generally a taxable event that requires the participant to recognize, as ordinary income, the fair market value of the shares at the time of receipt. ProLogis ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option and payment of dividend equivalent units. The amount of the deduction is equal to the ordinary income recognized by a participant. ProLogis has adopted the provisions of Statement of Financial Accounting Standards No. 123 "Accounting for Stock Based Compensation." Under the provisions of this statement, ProLogis will continue to account for its share options under the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations.

PLAN BENEFITS

     Awards made to the Named Executive Officers in 1999 are described above under the caption "Executive Compensation--Option Grants in 1999." The following table shows the benefits that were received by all executive officers as a group and all employees, including all officers who are not executive officers, as a group.

                                                                   OPTION AWARDS (1)
                                                                   -----------------
NAME AND TITLE                                  NUMBER OF SHARES    EXERCISE PRICE     EXPIRATION DATE
--------------                                  ----------------   -----------------   ---------------
All executive officers as a group (18
  persons)....................................      637,373               (2)                (3)
All employees, including all officers who are
  not executive officers, as a group (109
  persons)....................................      870,255               (2)                (3)

---------------

(1) Non-qualified options with dividend equivalent units and vesting schedule of 25% exercisable on the first anniversary and an additional 25% on each of the second, third, and fourth anniversaries of the date of grant, except options granted to U.S. employees based in The Netherlands, which vest 100% on the fourth anniversary of the date of grant.

(2) The exercise price for the options is as of the date the awards were granted. Options granted on March 18, 1999 have an exercise price of $19.71875 per Common Share, options granted on September 15, 1999 have an exercise price of $18.625 per Common Share, and options granted on December 16, 1999 have an exercise price of $17.1875 per Common Share.

(3) Options granted on March 18, 1999 have an expiration date of March 18, 2009, option granted on September 15, 1999 have an expiration date of September 15, 2009, and options granted on December 16, 1999 have an expiration date of December 16, 2009.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE 1997 LTIP. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast in person or by proxy on the proposal is required to approve the proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires ProLogis' Trustees and officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the Securities Exchange Commission and to send copies of those reports to ProLogis. Based solely on a review of those reports and amendments thereto furnished to ProLogis and on written representations of certain of such persons that they were not required to file certain of those reports, ProLogis believes that no such person failed to file any such report on a timely basis during 1999, except each of David S. Morze, John R. Rizzo, J. Andre Teixeira and John S. Moody all filed a late initial report.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board has selected Arthur Andersen LLP, certified public accountants, who have served as auditors for ProLogis since 1991, to serve again as the auditors of ProLogis' books and records for the coming year. A representative of Arthur Andersen LLP is expected to be present at the annual meeting, and he or she will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

     ProLogis' 1999 Annual Report, which includes financial statements, is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

     Any proposal by a shareholder of ProLogis intended to be presented at the 2001 annual meeting of shareholders must be received by ProLogis at its principal executive offices not later than December 12, 2000, for inclusion in ProLogis' proxy statement and form of proxy relating to that meeting.

     In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Bylaws. The Bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals, including any required supporting information, to ProLogis during the period 90 to 120 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2001 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by ProLogis between January 18, and February 17, 2001.

                                 OTHER MATTERS

     ProLogis is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                                   /s/ EDWARD S. NEKRITZ
                                            ------------------------------------
                                            Edward S. Nekritz
                                            Secretary

April 11, 2000

                          [PROLOGIS (TM) COMPANY LOGO]
                        THE GLOBAL DISTRIBUTION SOLUTION
                         Annual Meeting of Shareholders

                                ADMISSION TICKET


                             Thursday, May 18, 2000
                           10:30 a.m. (Mountain time)
                                 ProLogis Trust
                              14100 East 35th Place
                             Aurora, Colorado 80011


                   Please present this ticket for admittance.


                              PROLO2                        KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------
   THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.     DETACH AND RETURN THIS PORTION ONLY

                                 PROLOGIS TRUST

                   THE PROXY IS SOLICITED BY AND ON BEHALF OF
                              THE BOARD OF TRUSTEES

                       2000 ANNUAL MEETING OF SHAREHOLDERS

   The undersigned hereby appoints each of K. Dane Brooksher, Irving F. Lyons, III and Edward S. Nekritz, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders to be held on May 18, 2000, and at any and all adjournments or postponements thereof, and to vote at such meeting the common shares of beneficial interest that the undersigned would be entitled to vote at such meeting in accordance with the instructions indicated on the reverse side of this card; IF NO INSTRUCTIONS ARE INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES FOR TRUSTEE, FOR THE AMENDMENT TO THE 1997 LONG-TERM INCENTIVE PLAN AND, AT THE DIRECTION OF THE PROXIES NAMED ABOVE, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

   The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

         You are encouraged to specify your choice by marking the appropriate boxes--SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees' recommendations. The proxies cannot vote your shares unless you sign and return this card.

PROLOGIS TRUST

PROXY SERVICES
P.O. BOX 9079
FARMINGDALE, NY 11735

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY INTERNET - WWW.PROXYVOTE.COM
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

VOTE BY MAIL -
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return to ProLogis Trust, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

PROLOG

PROLOGIS TRUST

For address changes and/or comments, please check this box and write them on the reverse side.

VOTE ON TRUSTEES

1.   The election of the following persons as Class I Trustees:
     01) Irving F. Lyons, III, 02) William G.Myers, 03) John E. Robson

VOTE ON PROPOSALS

2.   To approve the Amendment to the 1997 Long-Term Incentive Plan.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

Please sign exactly as your name(s) appears above. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title or capacity in which you are signing.

Signature [PLEASE SIGN WITHIN BOX]

Date

FOR ALL

WITHHOLD ALL

FOR ALL EXCEPT

To withhold authority to vote, mark "For All Except" and write the nominee's number on the line below.

          FOR  [ ]     AGAINST   [ ]     ABSTAIN   [ ]

Signature (Joint Owners)

Date